Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2019 FIRST QUARTER RESULTS

11% Sequential Increase in Consolidated Community Count

Consolidated Lots Controlled Grew 11% Year-over-Year

February Net Contracts Rebound to Above Last Year’s Strong Levels

MATAWAN, NJ, March 7, 2019 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal first quarter ended January 31, 2019.

“Our first quarter results were in line with our expectations. During the quarter, when compared to the prior year, we increased our consolidated land position, grew our earnings from unconsolidated joint ventures and improved our pretax results,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “After our weak November net contracts, we are pleased that contracts per community for December, January and February have rebounded to levels similar to last year’s strong results. In fact, for February, contracts per community, community count and absolute net contracts increased compared with the prior year.”

“We continue to move forward towards our goal of growing our community count and revenues, which ultimately should lead to substantially improved levels of profitability. During the first quarter, we increased our consolidated community count 11% compared to October 31, 2018 and grew our consolidated land position by 11% year over year as well. Our growth in land position this quarter was entirely driven by an increase in our option lot position, while our owned land position declined slightly. In keeping with our strategy of high inventory turns and risk mitigation, we now control 58% of our land via options. We remain disciplined in our approach to underwriting new land opportunities and believe that the strong U.S. economy, along with positive demographic trends, should bode well for the housing market going forward,” concluded Mr. Hovnanian.

RESULTS FOR the THREE-MONTH PERIOD ENDED January 31, 2019:

●	Total revenues decreased to $380.6 million in the first quarter of fiscal 2019, compared with $417.2 million in the first quarter of fiscal 2018.

●

While total revenues decreased $36.6 million, homebuilding revenues for unconsolidated joint ventures increased $37.2 million to $95.8 million for the first quarter ended January 31, 2019, compared with $58.6 million in last year’s first quarter.

●	Homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 14.8% for both the first quarter of fiscal 2019 and the prior year’s first quarter.

●	Homebuilding gross margin percentage, before cost of sales interest expense and land charges was 17.8% for the first quarter of fiscal 2019 compared with 17.9% in the same quarter one year ago.

●

For the first quarter of 2019, total SG&A decreased by $2.0 million, or 3.2%, year over year. Total SG&A was $60.4 million, or 15.9% of total revenues, in the first quarter of fiscal 2019 compared with $62.4 million, or 14.9% of total revenues, in the first quarter of fiscal 2018.

●	Total interest expense was $32.5 million in the first quarter of fiscal 2019 compared with $41.4 million in the first quarter of fiscal 2018.

●	Interest incurred (some of which was expensed and some of which was capitalized) was $38.9 million for the first quarter of fiscal 2019 compared with $41.2 million in the same quarter one year ago.

●	Income from unconsolidated joint ventures was $9.6 million for the quarter ended January 31, 2019 compared with a loss of $5.2 million in the first quarter of the previous year.

●	Loss before income taxes for the quarter ended January 31, 2019 was $17.1 million compared with $30.5 million during the first quarter of fiscal 2018.

●

Loss before income taxes excluding land-related charges and joint venture write-downs was $16.4 million during the first quarter of fiscal 2019 compared with a loss before these items of $29.4 million in the first quarter of fiscal 2018.

●	Net loss was $17.5 million, or $0.12 per common share, in the first quarter of fiscal 2019 compared with a net loss of $30.8 million, or $0.21 per common share, during the same quarter a year ago.

●

Contracts per community, including unconsolidated joint ventures, decreased 7.9% to 7.0 contracts per community for the quarter ended January 31, 2019 compared with 7.6 contracts per community, including unconsolidated joint ventures, in last year’s first quarter. Consolidated contracts per community decreased 6.8% to 6.8 contracts per community for the first quarter of fiscal 2019 compared with 7.3 contracts per community in the first quarter of fiscal 2018.

●

As of the end of the first quarter of fiscal 2019, community count, including unconsolidated joint ventures, was 153 communities. This was a 7.7% sequential increase compared with 142 communities at October 31, 2018 and a 7.3% year-over-year decrease from 165 communities at January 31, 2018. The consolidated community count was 137 as of January 31, 2019. This was an 11.4% sequential increase compared with 123 communities at October 31, 2018 and a 2.1% year-over-year decrease from 140 communities at the end of the prior year’s first quarter.

●

The number of contracts, including unconsolidated joint ventures, for the first quarter ended January 31, 2019, decreased 14.6% to 1,068 homes from 1,250 homes for the same quarter last year. The number of consolidated contracts decreased 9.1% to 934 homes, during the first quarter of fiscal 2019, compared with 1,027 homes during the first quarter of fiscal 2018.

●

For February 2019, contracts per community, including unconsolidated joint ventures, was 3.4 compared with 3.3 for the same month one year ago. During February 2019, the number of contracts, including unconsolidated joint ventures, increased to 533 homes from 528 homes in February 2018. As of February 28, 2019, community count, including unconsolidated joint ventures, was 159 communities compared with 158 communities as of February 28, 2018.

●

The dollar value of contract backlog, including unconsolidated joint ventures, as of January 31, 2019, was $972.0 million, a decrease of 16.8% compared with $1.17 billion as of January 31, 2018. The dollar value of consolidated contract backlog, as of January 31, 2019, decreased 7.9% to $749.8 million compared with $814.4 million as of January 31, 2018.

●

For the quarter ended January 31, 2019, deliveries, including unconsolidated joint ventures, decreased 1.9% to 1,119 homes compared with 1,141 homes during the first quarter of fiscal 2018. Consolidated deliveries were 967 homes for the first quarter of fiscal 2019, a 5.7% decrease compared with 1,025 homes during the same quarter a year ago.

●

The contract cancellation rate, including unconsolidated joint ventures, was 23% in the first quarter of fiscal 2019 compared with 20% in the first quarter of fiscal 2018. The consolidated contract cancellation rate was 24% for the three months ended January 31, 2019 compared with 18% for the same quarter in fiscal 2018.

Liquidity AND Inventory as of January 31, 2019:

●	Total liquidity at the end of the of the first quarter of fiscal 2019 was $215.0 million, well within our target range.

●	In the first quarter of fiscal 2019, approximately 2,500 lots were put under option or acquired in 26 communities, including unconsolidated joint ventures.

●

As of January 31, 2019, consolidated lots controlled increased by 11.3% to 30,262 year over year from 27,183 lots at January 31, 2018. The consolidated lots under option at the end of the first quarter of fiscal 2019 were 17,416 lots compared with 14,260 optioned lots at the end of last year’s first quarter. As of January 31, 2019, the Company owned 12,846 lots compared with 12,923 owned lots at the end of the first quarter of fiscal 2018.

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2019 first quarter financial results conference call at 11:00 a.m. E.T. on Thursday, March 7, 2019. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes and Brighton Homes®. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net (loss). The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net (loss) is presented in a table attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

(Loss) before income taxes excluding land-related charges and joint venture write-downs is a non-GAAP financial measure. The most directly comparable GAAP financial measure is (loss) before income taxes. The reconciliation for historical periods of (loss) before income taxes excluding land-related charges and joint venture write-downs to (loss) before income taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $113.3 million of cash and cash equivalents, $12.7 million of restricted cash required to collateralize letters of credit and $89.0 million of availability under the senior secured revolving credit facility as of January 31, 2019.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) availability and terms of financing to the Company; (5) the Company’s sources of liquidity; (6) changes in credit ratings; (7) the seasonality of the Company’s business; (8) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (9) shortages in, and price fluctuations of, raw materials and labor; (10) reliance on, and the performance of, subcontractors; (11) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (12) fluctuations in interest rates and the availability of mortgage financing; (13) increases in cancellations of agreements of sale; (14) changes in tax laws affecting the after-tax costs of owning a home; (15) operations through unconsolidated joint ventures with third parties; (16) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (17) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (18) levels of competition; (19) successful identification and integration of acquisitions; (20) significant influence of the Company’s controlling stockholders; (21) availability of net operating loss carryforwards; (22) utility shortages and outages or rate fluctuations; (23) geopolitical risks, terrorist acts and other acts of war; (24) loss of key management personnel or failure to attract qualified personnel; (25) information technology failures and data security breaches; (26) negative publicity; and (27) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
January 31, 2019
Statements of consolidated operations
(In thousands, except per share data)

	Three Months Ended
	January 31,
	2019	2018
	(Unaudited)
Total revenues	$380,594	$417,166
Costs and expenses (1)	407,262	442,461
Income (loss) from unconsolidated joint ventures	9,562	(5,176)
(Loss) before income taxes	(17,106)	(30,471)
Income tax provision	346	338
Net (loss)	$(17,452)	$(30,809)

Per share data:
Basic:
Net (loss) per common share	$(0.12)	$(0.21)
Weighted average number of common shares outstanding (2)	148,958	148,028
Assuming dilution:
Net (loss) per common share	$(0.12)	$(0.21)
Weighted average number of common shares outstanding (2)	148,958	148,028

(1) Includes inventory impairment loss and land option write-offs.
(2) For periods with a net (loss), basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
January 31, 2019
Reconciliation of (loss) before income taxes excluding land-related charges and joint venture write-downs to (loss) before income taxes
(In thousands)

	Three Months Ended
	January 31,
	2019	2018
	(Unaudited)
(Loss) before income taxes	$(17,106)	$(30,471)
Inventory impairment loss and land option write-offs	704	414
Unconsolidated joint venture investment write-downs	-	660
(Loss) before income taxes excluding land-related charges and joint venture write-downs (1)	$(16,402)	$(29,397)

(1) (Loss) before income taxes excluding land-related charges and joint venture write-downs a is a non-GAAP financial measure. The most directly comparable GAAP financial measure is (loss) before income taxes.

Hovnanian Enterprises, Inc.
January 31, 2019
Gross margin
(In thousands)

	Homebuilding Gross Margin
	Three Months Ended
	January 31,
	2019	2018
	(Unaudited)
Sale of homes	$362,135	$401,577
Cost of sales, excluding interest expense and land charges (1)	297,570	329,527
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	64,565	72,050
Cost of sales interest expense, excluding land sales interest expense	10,242	12,292
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	54,323	59,758
Land charges	704	414
Homebuilding gross margin	$53,619	$59,344

Gross margin percentage	14.8%	14.8%
Gross margin percentage, before cost of sales interest expense and land charges (2)	17.8%	17.9%
Gross margin percentage, after cost of sales interest expense, before land charges (2)	15.0%	14.9%

	Land Sales Gross Margin
	Three Months Ended
	January 31,
	2019	2018
	(Unaudited)
Land and lot sales	$7,508	$-
Cost of sales, excluding interest and land charges (1)	7,357	-
Land and lot sales gross margin, excluding interest and land charges	151	-
Land and lot sales interest	-	-
Land and lot sales gross margin, including interest and excluding land charges	$151	$-

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

Hovnanian Enterprises, Inc.
January 31, 2019
Reconciliation of adjusted EBITDA to net (loss)
(In thousands)

	Three Months Ended
	January 31,
	2019	2018
	(Unaudited)
Net (loss)	$(17,452)	$(30,809)
Income tax provision	346	338
Interest expense	32,515	41,423
EBIT (1)	15,409	10,952
Depreciation and amortization	979	790
EBITDA (2)	16,383	11,742
Inventory impairment loss and land option write-offs	704	414
Adjusted EBITDA (3)	$17,092	$12,156

Interest incurred	$38,853	$41,165

Adjusted EBITDA to interest incurred	0.44	0.30

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss). EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss). EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss). Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and inventory impairment loss and land option write-offs.

Hovnanian Enterprises, Inc.
January 31, 2019
Interest incurred, expensed and capitalized
(In thousands)

	Three Months Ended
	January 31,
	2019	2018
	(Unaudited)
Interest capitalized at beginning of period	$68,117	$71,051
Plus interest incurred	38,853	41,165
Less interest expensed	32,515	41,423
Interest capitalized at end of period (1)	$74,455	$70,793

(1) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	January 31, 2019	October 31, 2018
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$113,314	$187,871
Restricted cash and cash equivalents	12,827	12,808
Inventories:
Sold and unsold homes and lots under development	970,394	878,876
Land and land options held for future development or sale	95,361	111,368
Consolidated inventory not owned	112,618	87,921
Total inventories	1,178,373	1,078,165
Investments in and advances to unconsolidated joint ventures	128,858	123,694
Receivables, deposits and notes, net	32,736	35,189
Property, plant and equipment, net	20,329	20,285
Prepaid expenses and other assets	42,890	39,150
Total homebuilding	1,529,327	1,497,162

Financial services	94,396	164,880
Total assets	$1,623,723	$1,662,042

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$121,483	$95,557
Accounts payable and other liabilities	266,630	304,899
Customers’ deposits	30,495	30,086
Liabilities from inventory not owned, net of debt issuance costs	82,105	63,387
Revolving and term loan credit facilities, net of debt issuance costs	237,424	201,389
Notes payable (net of discount, premium and debt issuance costs) and accrued interest	1,278,064	1,273,446
Total homebuilding	2,016,201	1,968,764

Financial services	74,211	143,448
Income taxes payable	3,675	3,334
Total liabilities	2,094,087	2,115,546

Stockholders’ equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at January 31, 2019 and at October 31, 2018	135,299	135,299
Common stock, Class A, $0.01 par value – authorized 400,000,000 shares; issued 144,667,689 shares at January 31, 2019 and 144,596,485 shares at October 31, 2018	1,447	1,446
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) – authorized 60,000,000 shares; issued 16,264,391 shares at January 31, 2019 and 16,241,847 shares at October 31, 2018	162	162
Paid in capital – common stock	709,396	708,805
Accumulated deficit	(1,201,308)	(1,183,856)
Treasury stock – at cost – 11,760,763 shares of Class A common stock and 691,748 shares of Class B common stock at January 31, 2019 and October 31, 2018	(115,360)	(115,360)
Total stockholders’ equity deficit	(470,364)	(453,504)
Total liabilities and equity	$1,623,723	$1,662,042

(1) Derived from the audited balance sheet as of October 31, 2018.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended January 31,
	2019	2018
Revenues:
Homebuilding:
Sale of homes	$362,135	$401,577
Land sales and other revenues	8,851	4,701
Total homebuilding	370,986	406,278
Financial services	9,608	10,888
Total revenues	380,594	417,166

Expenses:
Homebuilding:
Cost of sales, excluding interest	304,927	329,527
Cost of sales interest	10,242	12,292
Inventory impairment loss and land option write-offs	704	414
Total cost of sales	315,873	342,233
Selling, general and administrative	42,736	43,231
Total homebuilding expenses	358,609	385,464

Financial services	8,474	8,341
Corporate general and administrative	17,664	19,135
Other interest	22,273	29,131
Other operations	242	390
Total expenses	407,262	442,461
Income (loss) from unconsolidated joint ventures	9,562	(5,176)
(Loss) before income taxes	(17,106)	(30,471)
State and federal income tax provision:
State	346	338
Federal	-	-
Total income taxes	346	338
Net (loss)	$(17,452)	$(30,809)

Per share data:
Basic:
Net (loss) per common share	$(0.12)	$(0.21)
Weighted-average number of common shares outstanding	148,958	148,028
Assuming dilution:
Net (loss) per common share	$(0.12)	$(0.21)
Weighted-average number of common shares outstanding	148,958	148,028

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)

					Three Months - January 31, 2019
		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		January 31,			January 31,			January 31,
		2019	2018	% Change	2019	2018	% Change	2019	2018	% Change
Northeast
(NJ, PA)	Home	52	46	13.0%	22	40	(45.0)%	81	104	(22.1)%
	Dollars	$34,950	$25,363	37.8%	$12,505	$20,192	(38.1)%	$52,941	$56,949	(7.0)%
	Avg. Price	$672,115	$551,370	21.9%	$568,409	$504,800	12.6%	$653,593	$547,582	19.4%
Mid-Atlantic
(DE, MD, VA, WV)	Home	151	125	20.8%	111	135	(17.8)%	336	318	5.7%
	Dollars	$81,514	$63,213	29.0%	$53,179	$71,009	(25.1)%	$208,881	$185,939	12.3%
	Avg. Price	$539,828	$505,704	6.7%	$479,090	$525,988	(8.9)%	$621,670	$584,715	6.3%
Midwest
(IL, OH)	Home	127	165	(23.0)%	149	140	6.4%	372	407	(8.6)%
	Dollars	$37,046	$49,416	(25.0)%	$44,889	$40,517	10.8%	$99,306	$107,869	(7.9)%
	Avg. Price	$291,701	$299,493	(2.6)%	$301,268	$289,405	4.1%	$266,952	$265,034	0.7%
Southeast
(FL, GA, SC)	Home	95	127	(25.2)%	108	132	(18.2)%	238	280	(15.0)%
	Dollars	$40,460	$50,455	(19.8)%	$43,883	$56,674	(22.6)%	$104,714	$114,163	(8.3)%
	Avg. Price	$425,895	$397,286	7.2%	$406,324	$429,351	(5.4)%	$439,975	$407,726	7.9%
Southwest
(AZ, TX)	Home	362	411	(11.9)%	365	384	(4.9)%	520	536	(3.0)%
	Dollars	$115,338	$141,458	(18.5)%	$117,863	$128,204	(8.1)%	$178,329	$191,071	(6.7)%
	Avg. Price	$318,613	$344,180	(7.4)%	$322,912	$333,865	(3.3)%	$342,940	$356,476	(3.8)%
West
(CA)	Home	147	153	(3.9)%	212	194	9.3%	246	359	(31.5)%
	Dollars	$57,018	$69,397	(17.8)%	$89,816	$84,981	5.7%	$105,650	$158,379	(33.3)%
	Avg. Price	$387,878	$453,575	(14.5)%	$423,660	$438,046	(3.3)%	$429,472	$441,166	(2.7)%
Consolidated
Total	Home	934	1,027	(9.1)%	967	1,025	(5.7)%	1,793	2,004	(10.5)%
	Dollars	$366,326	$399,302	(8.3)%	$362,135	$401,577	(9.8)%	$749,821	$814,370	(7.9)%
	Avg. Price	$392,212	$388,805	0.9%	$374,493	$391,782	(4.4)%	$418,194	$406,372	2.9%
Unconsolidated
Joint Ventures (2)	Home	134	223	(39.9)%	152	116	31.0%	348	542	(35.8)%
	Dollars	$85,569	$137,221	(37.6)%	$95,027	$58,099	63.6%	222,223	$354,038	(37.2)%
	Avg. Price	$638,575	$615,338	3.8%	$625,178	$500,851	24.8%	$638,572	$653,206	(2.2)%
Grand
Total	Home	1,068	1,250	(14.6)%	1,119	1,141	(1.9)%	2,141	2,546	(15.9)%
	Dollars	$451,895	$536,523	(15.8)%	$457,162	$459,676	(0.5)%	$972,044	$1,168,408	(16.8)%
	Avg. Price	$423,123	$429,218	(1.4)%	$408,545	$402,871	1.4%	$454,014	$458,919	(1.1)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA FOR UNCONSOLIDATED JOINT VENTURES ONLY)
(UNAUDITED)

					Three Months - January 31, 2019
		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		January 31,			January 31,			January 31,
		2019	2018	% Change	2019	2018	% Change	2019	2018	% Change
Northeast
(unconsolidated joint ventures)	Home	50	54	(7.4)%	56	30	86.7%	113	241	(53.1)%
(NJ, PA)	Dollars	$38,853	$44,664	(13.0)%	$42,425	$14,900	184.7%	$90,794	$186,443	(51.3)%
	Avg. Price	$777,060	$827,111	(6.1)%	$757,589	$496,666	52.5%	$803,487	$773,623	3.9%
Mid-Atlantic
(unconsolidated joint ventures)	Home	13	25	(48.0)%	10	4	150.0%	27	32	(15.6)%
(DE, MD, VA, WV)	Dollars	$11,062	$19,701	(43.9)%	$8,589	$3,968	116.5%	$21,312	$26,842	(20.6)%
	Avg. Price	$850,923	$788,040	8.0%	$858,900	$992,000	(13.4)%	$789,333	$838,813	(5.9)%
Midwest
(unconsolidated joint ventures)	Home	5	9	(44.4)%	7	6	16.7%	7	30	(76.7)%
(IL, OH)	Dollars	$2,609	$6,438	(59.5)%	$4,441	$3,370	31.8%	$4,243	$21,787	(80.5)%
	Avg. Price	$521,800	$715,333	(27.1)%	$634,429	$561,666	13.0%	$606,143	$726,233	(16.5)%
Southeast
(unconsolidated joint ventures)	Home	25	58	(56.9)%	32	32	0.0%	115	104	10.6%
(FL, GA, SC)	Dollars	$13,092	$26,071	(49.8)%	$15,589	$15,465	0.8%	$60,758	$47,416	28.1%
	Avg. Price	$523,680	$449,496	16.5%	$487,156	$483,281	0.8%	$528,330	$455,923	15.9%
Southwest
(unconsolidated joint ventures)	Home	26	49	(46.9)%	29	15	93.3%	64	91	(29.7)%
(AZ, TX)	Dollars	$14,524	$28,357	(48.8)%	$17,692	$8,813	100.7%	$37,296	$52,796	(29.4)%
	Avg. Price	$558,615	$578,713	(3.5)%	$610,069	$587,533	3.8%	$582,750	$580,175	0.4%
West
(unconsolidated joint ventures)	Home	15	28	(46.4)%	18	29	(37.9)%	22	44	(50.0)%
(CA)	Dollars	$5,429	$11,990	(54.7)%	$6,291	$11,583	(45.7)%	$7,820	$18,754	(58.3)%
	Avg. Price	$361,933	$428,216	(15.5)%	$349,500	$399,413	(12.5)%	$355,455	$426,227	(16.6)%
Unconsolidated Joint Ventures (2)
	Home	134	223	(39.9)%	152	116	31.0%	348	542	(35.8)%
	Dollars	$85,569	$137,221	(37.6)%	$95,027	$58,099	63.6%	$222,223	$354,038	(37.2)%
	Avg. Price	$638,575	$615,338	3.8%	$625,178	$500,851	24.8%	$638,572	$653,206	(2.2)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.